                                                                     EXHIBIT 5.1

                               HOLLAND & HART LLP
                                ATTORNEYS AT LAW

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
DENVER o ASPEN                                SUITE 3200                    TELEPHONE (303) 295-8000
BOULDER o COLORADO SPRINGS              555 SEVENTEENTH STREET              FACSIMILE (303) 295-8261
DENVER TECH CENTER                   DENVER, COLORADO 80202-3979
BILLINGS o BOISE                           MAILING ADDRESS
CHEYENNE o JACKSON HOLE                     P.O. BOX 8749
SALT LAKE CITY o SANTA FE            DENVER, COLORADO 80201-8749
WASHINGTON, D.C.
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                                 January 4, 2002



Stillwater Mining Company
536 Pike Avenue
Columbus, Montana  59019

         RE: Stillwater Mining Company -- Registration Statement on Form S-8 Additional 2,000,000 Shares of Common Stock

Ladies and Gentlemen:

         We have acted as counsel to Stillwater Mining Company, a Delaware corporation (the "Company") in connection with the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of an additional 2,000,000 shares of the Company's common stock, $.01 par value (the "Plan Shares"), authorized for issuance under the Company's 401(k) Plan and Trust and the Company's Bargaining Unit 401(k) Plan and Trust (together, the "Plans"). Of the 2,000,000 Plan Shares, 800,000 have been authorized for issuance under the Company's 401(k) Plan and Trust, and 1,200,000 have been authorized for issuance under the Company's Bargaining Unit 401(k) Plan and Trust.

         This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

         We have reviewed the Company's charter documents, the corporate proceedings taken by the Company in connection with the authorization and proposed issuance of the Plan Shares and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinion contained herein. Based on such review, we are of the opinion that, if, as, and when the Plan Shares are issued in accordance with the terms of the Plans and in the manner described in the Registration Statement, such shares will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.



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Stillwater Mining Company
Page 2
January 4, 2002



         This opinion letter is based solely upon, and is limited to, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, to the extent applicable. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Plan Shares.



                                  Very truly yours,


                                  /s/ HOLLAND & HART LLP
                                  HOLLAND & HART LLP